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                                                           EXHIBITS 5.1 AND 23.1
                                                           ---------------------

                                December 6, 2005



Advanta Business Receivables Corp.
2215 B Renaissance Drive,
Suite 5
Las Vegas, Nevada 89119

      Re:  Advanta Business Receivables Corp.,
           Registration Statement on Form S-3
           ------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Advanta Bank Corp., a Utah industrial bank ("ABC") and Advanta Business Receivables Corp., a Nevada corporation (the "Company"), in connection with the issuance of $150,000,000 initial principal balance of a Tranche of Asset Backed Notes known as "Advanta Business Card
Master Trust, AdvantaSeries Class A(2005-A4) Asset Backed Notes" (the "Class A(2005-A4) Notes") and of $200,000,000 initial principal balance of a Tranche of Asset Backed Notes known as "Advanta Business Card Master Trust, AdvantaSeries Class A(2005-A5) Asset Backed Notes" (the "Class A(2005-A5) Notes;" the Class A(2005-A4) Notes and the Class A(2005-A5) Notes, collectively, the "Notes"). The Notes are being offered pursuant to a prospectus dated November 22, 2005 (the "Base Prospectus"), relating to the Advanta Business Card Master Trust (the "Issuer") and the Notes, and a Prospectus Supplement dated November 29, 2005
(the "Prospectus Supplement", and together with the Base Prospectus, the "Prospectus") relating to the Notes. A registration statement of the Company, as amended to date, on Form S-3 (No. 333-81788) relating to the Notes, has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and Post-Effective Amendment No. 1 was declared effective on August 19, 2004. As set forth in the Prospectus, the Notes will be issued under and pursuant to the conditions of a master indenture, dated as of August 1, 2000 (the "Master Indenture"), between the Issuer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as indenture trustee (the "Indenture Trustee"), as supplemented by the AdvantaSeries Indenture Supplement, dated as of November 1, 2004 (the "Indenture Supplement"), between the Issuer and the Indenture Trustee and as further supplemented in the
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Advanta Business Receivables Corp.
December 6, 2005
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case of the Class A(2005-A4) Notes by the Class A(2005-A4) Terms Document, dated as of December 6, 2005, between the Issuer and the Indenture Trustee, and in the case of the Class A(2005-A5) Notes, by the Class A(2005-A5) Terms Document, dated as of December 6, 2005, between the Issuer and the Indenture Trustee (collectively, the "Terms Documents;" the Master Indenture as supplemented by the Indenture Supplement and the Terms Documents, the "Indenture").

     Pursuant to the Receivables Purchase Agreement, dated as of August 1, 2000 (the "Receivables Purchase Agreement"), between ABC, as seller, and the Company, as purchaser, ABC transferred all of its right, title and interest in, to and under the Receivables to the Company. The Company, in turn, transferred all of its right, title and interest in, to and under the Receivables to the Issuer, pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2000 (the "Transfer and Servicing Agreement"), among the Company, ABC, as servicer (the "Servicer"), and the Issuer. Under the Transfer and Servicing Agreement, the Servicer agrees to service and administer the Receivables, as agent for the Company and the Issuer. Pursuant to the Indenture, the Issuer pledged all of its right, title and interest in, to and under certain Collateral, including the Receivables, to the Indenture Trustee, for the benefit of all Noteholders, to secure payment of all Series of Notes. ABC has executed a Security Agreement, dated as of August 1, 2000 (the "Security Agreement"), in favor of the Indenture Trustee, under which ABC has granted to the Indenture Trustee, in trust for the benefit of all Noteholders, a security interest in the Receivables.

     We have examined a form of each of the Indenture, the Indenture Supplement, the Terms Documents, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Security Agreement, forms of the Notes, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others. Capitalized terms used herein and not defined have the meanings assigned thereto in the Indenture.

     Based upon the foregoing, we are of the opinion that:

(i) When the Master Indenture, the Indenture Supplement and the Terms Documents have been duly and validly authorized by all necessary action on the part of the Issuer and when each of the Master Indenture, the Indenture Supplement and the Terms Documents have been duly executed and delivered by the Issuer, the Trustee and any other party thereto, the Master Indenture, the Indenture Supplement and the Terms Documents each will constitute a legal, valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except
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Advanta Business Receivables Corp.
December 6, 2005
Page 3

as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

(ii) When the issuance and sale of the Notes have been duly authorized by all requisite action on the part of the Issuer and, when duly and validly executed and authenticated in accordance with the terms of the Master Indenture, the Indenture Supplement and the Terms Documents, and delivered against payment therefor pursuant to (x) the Underwriting Agreement dated November 29, 2005 (the "Class A(2005-A4) Underwriting Agreement"), among the Company, ABC, Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC, as representatives of the underwriters listed on Schedule A thereto, (y) the Underwriting Agreement dated November 29, 2005 (the "Class A(2005-A5) Underwriting Agreement"), among the Company, ABC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters listed on Schedule A thereto, the Notes will be duly and validly issued and outstanding, and entitled to the benefits of the Indenture, as supplemented by the Indenture Supplement and the Terms Documents and enforceable against the Issuer in accordance with their terms.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

     We hereby consent to the filing of this letter and to the references to this firm under the headings "Prospectus Summary -Tax Status" and "Federal Income Tax Consequences" in the Base Prospectus and "Summary of Terms -Tax Status" and "Legal Matters" in the Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.



                                               Very truly yours,


                                               /s/ McKee Nelson LLP